Exhibit 99.1

XOMA Reports First Quarter 2024 Financial Results and Highlights Recent Activities

Earned $9 million milestone upon U.S. Food and Drug Administration’s approval of

Day One’s OJEMDA™ (tovorafenib);

XOMA is entitled to receive a mid-single digit royalty on OJEMDA™ sales

Acquired Kinnate Pharmaceuticals, adding at least $9.5 million in non-dilutive capital to XOMA’s balance sheet

Expanded the commercial royalty and milestone portfolio with the acquisitions of economic interests in DSUVIA® (sufentanil sublingual tablet) and XACIATO™ (clindamycin phosphate)

vaginal gel 2%, as well as two Phase 3 assets

Launched XOMA’s first stock repurchase program for up to $50 million

EMERYVILLE, Calif. – May 9, 2024 (GLOBE NEWSWIRE) – XOMA Corporation (NASDAQ: XOMA), the biotech royalty aggregator, reported its first quarter 2024 financial results and highlighted recent activities.

“We continue to build the foundation for accelerating value creation with a disciplined approach to capital deployment,” stated Owen Hughes, Chief Executive Officer of XOMA. “In recent months, we’ve completed the acquisition of Kinnate, acquired economic interests in two commercial assets, as well as in two first-in-class Phase 3 assets, and initiated our first share buyback program on the heels of securing the VABYSMO® royalty-backed loan with Blue Owl. Lastly, and most importantly, the FDA approved OJEMBA™ (tovorafenib), Day One Biopharmaceuticals’ type II RAF inhibitor for patients with relapsed or refractory pLGG harboring a BRAF fusion or rearrangement or BRAF V600 mutation, ushering in an important new treatment for children living with relapsed or refractory pLGG.”

Key First Quarter Events

Partner	Event
Talphera	XOMA added another commercial asset to its royalty portfolio with an economic interest in DSUVIA®, which is marketed by Alora Pharmaceuticals. XOMA receives 100 percent of the DSUVIA® economics until a threshold is achieved; thereafter, XOMA retains the 15 percent royalty associated with DSUVIA® commercial sales. The 75 percent royalties from Department of Defense purchases and remaining milestone payments will be shared equally between XOMA and Talphera.

Kinnate Pharmaceuticals	XOMA initiated the acquisition of Kinnate Pharmaceuticals for $2.5879 in cash per share, plus a non-tradeable contingent value right (CVR) representing the right to receive 85 percent of the net proceeds from the out license or sale of Kinnate assets effected on or before April 2, 2025, and 100% of the net proceeds received from Pierre-Fabre.

Zevra Therapeutics	U.S. Food and Drug Administration (FDA) accepted the arimoclomol NDA resubmission for review and set a Prescription Drug User Fee Act (PDUFA) action date of September 21, 2024. XOMA paid a $1 million milestone to LadRx based upon the achievement of this milestone.

Medexus	FDA approved the pediatric label expansion application for IXINITY® [coagulation factor IX (recombinant)].

Takeda	Reported positive topline results from Phase 2 study evaluating mezagitamab (TAK-079), a potential best-in-class anti-CD38 monoclonal antibody for primary immune thrombocytopenia (ITP).[i]

LG Chem (AVEO Oncology)	Dosed the first patient in the ficlatuzumab Phase 3 study, resulting in a $1 million milestone payment to XOMA.

Compugen	Received a $1 million milestone payment from Compugen.

Subsequent Events

Partner	Event
Day One Biopharmaceuticals	FDA approved Day One’s OJEMDA™ (tovorafenib) for use in pediatric patients with pediatric low-grade glioma (pLGG). XOMA earned a $9 million milestone upon the approval and is entitled to receive mid-single digit royalties from OJEMDA sales.

Daré Bioscience	XOMA added economic interests to three best- or first-in-category assets to its portfolio. XACIATO™ vaginal gel 2% is commercially available and marketed by Organon. Bayer holds the U.S. rights to commercialize Ovaprene®, a hormone-free monthly intravaginal contraceptive, currently in Phase 3 clinical trials. XOMA also acquired a synthetic royalty in Sildenafil Cream, 3.6%, a Phase 3-ready asset for female sexual arousal disorder.

Rezolute	Dosed first patient in its Phase 3 trial of RZ358; XOMA earned a $5.0 million milestone associated with the event.

Anticipated 2024 Events of Note

Partner	Event
Zevra Therapeutics	September 21, 2024 – FDA PDUFA action date for arimoclomol NDA

Takeda	In its press release dated March 13, 2024, Takeda announced plans to initiate a global Phase 3 trial of mezagitamab in ITP in fiscal year 2024.ii

First Quarter 2024 Financial Results

XOMA recorded total revenues of $1.5 million for the first quarter of 2024, which included a $1.0 million milestone payment received from AVEO Oncology, as compared with $0.4 million in the first quarter of 2023.

Research and development (R&D) expenses were $33,000 and $54,000, respectively, for the first quarters of 2024 and 2023. Upon closing the Kinnate merger in the second quarter of 2024, XOMA assumed operations of Kinnate’s pipeline, as well as ongoing Phase 1 study, and will incur increased R&D costs until winddown activities are complete.

General and administrative (“G&A”) expenses were $8.5 million for the first quarter of 2024, compared to $6.2 million for the first quarter of 2023. The increase of $2.3 million was primarily due to a $1.3 million increase in stock-based compensation and a $0.7 million increase in consulting and legal expenses. The increase in stock-based compensation expenses was largely due to the appointment of Mr. Hughes as our full-time Chief Executive Officer in January 2024.

In the first quarter of 2024, G&A expenses included $2.9 million in non-cash stock-based compensation expense, compared with $1.6 million in the first quarter of 2023. The increase in stock-based compensation expenses was largely due to the PSU grant associated with the appointment of Mr. Hughes as our full-time Chief Executive Officer in January 2024 combined with PSUs granted in May 2023.

Interest expense in the first quarter of 2024 was $3.6 million, representing interest related to the Blue Owl Loan established in December 2023.

The Company reported total other income, net, of $2.0 million in the first quarter of 2024, as compared to total other income, net, of $0.4 million in the corresponding period of 2023. The $1.6 million increase reflects a $1.3 million increase in investment income due to higher cash balances and higher market interest rates on our investments, as well as the change in the market price of Rezolute’s common stock.

Net loss for the first quarter of 2024 was $8.6 million, compared to a net loss of $9.8 million for the first quarter of 2023.

On March 31, 2024, XOMA had cash and cash equivalents of $142.4 million (including $6.2 million in restricted cash). On December 31, 2023, XOMA had cash and cash equivalents of $159.6 million (including $6.3 million in restricted cash). During the first quarter of 2024, XOMA received $9.8 million in cash from royalty and milestone payments and deployed $8 million to acquire new royalty and milestone economic interests. Net cash used in operating activities during the quarter was $4.9 million. On April 15, 2024, the Company paid a total of $1.4 million in cash dividends on the 8.625% Series A Cumulative Perpetual Preferred Stock (Nasdaq: XOMAP) and the 8.375% Series B Cumulative Perpetual Preferred Stock (Nasdaq: XOMAO).

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial and commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio of assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com or follow the Company on LinkedIn.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial payments to XOMA and other developments related to VABYSMO® (faricimab-svoa), OJEMDA™ (tovorafenib), XACIATO™ (clindamycin phosphate) vaginal gel 2%, IXINITY® [coagulation factor IX (recombinant)], DSUVIA® (sufentanil sublingual tablet), and arimoclomol; the potential occurrences of the events listed under “Anticipated 2024 Events of Note”; the anticipated timings of regulatory filings and approvals related to assets in XOMA’s portfolio; and the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will”, “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, our third-party licensees will not be able to market them; and the impact to the global economy as a result of the COVID-19 pandemic. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-Q and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, the commercial assets in XOMA’s milestone and royalty portfolio are VABYSMO® (faricimab-svoa), OJEMDA™ (tovorafenib), XACIATO™ (clindamycin phosphate) vaginal gel 2%, IXINITY® [coagulation factor IX (recombinant)], and DSUVIA® (sufentanil sublingual tablet). All other assets in the milestone and royalty portfolio are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

XOMA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,

	2024	2023
Revenues:
Revenue from contracts with customers	$1,000	$—
Revenue recognized under units-of-revenue method	490	437

Total revenues	1,490	437

Operating expenses:
Research and development	33	54
General and administrative	8,461	6,196
Arbitration settlement costs	—	4,132
Amortization of intangible assets	—	225

Total operating expenses	8,494	10,607

Loss from operations	(7,004)	(10,170)
Other income (expense)
Interest expense	(3,551)	—
Other income (expense), net	1,960	357

Net loss and comprehensive loss	$(8,595)	$(9,813)
Less: accumulated dividends on Series A and Series B preferred stock	(1,368)	(1,368)

Net loss and comprehensive loss attributable to common stockholders, basic and diluted	$(9,963)	$(11,181)

Basic and diluted net loss per share attributable to common stockholders	$(0.86)	$(0.98)

Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	11,580	11,460

XOMA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$136,225	$153,290
Short-term restricted cash	160	160
Short-term equity securities	413	161
Trade and other receivables, net	3	1,004
Short-term royalty and commercial payment receivables	9,819	14,215
Prepaid expenses and other current assets	270	483

Total current assets	146,890	169,313

Long-term restricted cash	6,016	6,100
Property and equipment, net	40	25
Operating lease right-of-use assets	364	378
Long-term royalty and commercial payment receivables	65,577	57,952
Other assets - long term	533	533

Total assets	$219,420	$234,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,515	$653
Accrued and other liabilities	1,299	2,768
Contingent consideration under RPAs, AAAs and CPPAs	3,000	7,000
Operating lease liabilities	55	54
Unearned revenue recognized under units-of-revenue method	2,159	2,113
Preferred stock dividend accrual	1,368	1,368
Current portion of long-term debt	6,144	5,543

Total current liabilities	15,540	19,499

Unearned revenue recognized under units-of-revenue method – long-term	6,692	7,228
Long-term operating lease liabilities	319	335
Long-term debt	114,528	118,518

Total liabilities	137,079	145,580

Stockholders’ equity:
Preferred Stock, $0.05 par value, 1,000,000 shares authorized:
8.625% Series A cumulative, perpetual preferred stock, 984,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	49	49
8.375% Series B cumulative, perpetual preferred stock, 1,600 shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Convertible preferred stock, 5,003 issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 11,636,355 and 11,495,492 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	87	86
Additional paid-in capital	1,314,036	1,311,809
Accumulated deficit	(1,231,831)	(1,223,223)

Total stockholders’ equity	82,341	88,721

Total liabilities and stockholders’ equity	$219,420	$234,301

XOMA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,

	2024	2023
Cash flows from operating activities:
Net loss	$(8,595)	$(9,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,856	1,570
Common stock contribution to 401(k)	118	123
Amortization of intangible assets	—	225
Depreciation	2	1
Accretion of long-term debt discount and debt issuance costs	306	—
Non-cash lease expense	14	47
Change in fair value of equity securities	(252)	24
Changes in assets and liabilities:
Trade and other receivables, net	1,001	(5)
Prepaid expenses and other assets	213	269
Accounts payable and accrued liabilities	(105)	3,122
Operating lease liabilities	(15)	(50)
Unearned revenue recognized under units-of-revenue method	(490)	(437)

Net cash used in operating activities	(4,947)	(4,924)

Cash flows from investing activities:
Payments of consideration under RPAs, AAAs and CPPAs	(15,000)	(9,600)
Receipts under RPAs, AAAs and CPPAs	7,771	2,366
Purchase of property and equipment	(17)	—

Net cash used in investing activities	(7,246)	(7,234)

Cash flows from financing activities:
Principal payments – debt	(3,616)	—
Debt issuance costs and loan fees paid in connection with long-term debt	(581)	—
Payment of preferred stock dividends	(1,368)	(1,368)
Repurchases of common stock	(13)	—
Proceeds from exercise of options and other share-based compensation	1,956	—
Taxes paid related to net share settlement of equity awards	(1,334)	—

Net cash used in financing activities	(4,956)	(1,368)

Net decrease in cash, cash equivalents and restricted cash	(17,149)	(13,526)
Cash, cash equivalents and restricted cash at the beginning of the period	159,550	57,826

Cash, cash equivalents and restricted cash at the end of the period	$142,401	$44,300

Supplemental Cash Flow Information:
Cash paid for interest	$3,780	$—
Non-cash investing and financing activities:
Accrual of contingent consideration under the Affitech CPPA	$3,000	$—
Preferred stock dividend accrual	$1,368	$1,368

# # #

Investor contact:	Media contact:
Juliane Snowden	Kathy Vincent
XOMA	KV Consulting & Management
+1-646-438-9754	+1-310-403-8951
juliane.snowden@xoma.com	kathy@kathyvincent.com

[i]

https://www.takeda.com/newsroom/newsreleases/2024/takeda-announces-positive-topline-results-from-phase-2-study-evaluating-mezagitamab-TAK-079-a-potential-best-in-class-anti-CD38-monoclonal-antibody-for-primary-immune-thrombocytopenia/